                                                                      Exhibit 3r


                         PERFORMANCE SHARES ESCROW AGREEMENT


                  THIS AGREEMENT is dated for reference the 17th day of August, 1995 and made

AMONG:

                  MONTREAL TRUST COMPANY OF CANADA, of Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

                  (the "Escrow Agent")

AND:

                  MINCO MINING AND METALS CORPORATION, a British Columbia company, having its registered and records office at Suite 1750, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6;

                  (the "Issuer")

AND:

                  EACH SHAREHOLDER, as defined in this Agreement;

                  (collectively, the "Parties").

                  WHEREAS the Shareholder has acquired or is about to acquire shares of the Issuer;

                  AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the shares upon the acquisition of the shares by the Shareholder;

                  NOW THEREFORE in consideration of the covenants contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:


1.                INTERPRETATION

                  In this agreement:

         (a) "Acknowledgement" means the acknowledgement and agreement to be bound in the form attached as Schedule "A" to this agreement;

         (b)      "Act" means the Securities Act, S.B.C. 1985, c. 83;

         (c)      "Exchange" means the Vancouver Stock Exchange;

         (d) "IPO" means the initial public offering of common shares of the Issuer under a prospectus which has been filed with, and for which a receipt has been obtained from, the Superintendent under section 42 of the Act;

         (e) "Local Policy Statement 3-07" means the Local Policy Statement 3-07 in effect as of the date of reference of this agreement and attached as Schedule "B" to this agreement;

         (f) "Shareholder" means a holder of shares of the Issuer who executes this agreement or an Acknowledgement;

         (g) "Shares" means the shares of the Shareholder described in Schedule "C" to this agreement, as amended from time to time in accordance with section 9;

         (h) "Superintendent" means the Superintendent of Brokers appointed under the Act; and

         (i) "Superintendent or the Exchange" means the Superintendent, if the shares of the Issuer are not listed on the Exchange, or the Exchange, if the shares of the Issuer are listed on the Exchange.


2.                PLACEMENT OF SHARES IN ESCROW

                  The Shareholder places the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.


3.                VOTING OF SHARES IN ESCROW

                  Except as provided by section 4(a), the Shareholder may exercise all voting rights attached to the Shares.


4.                WAIVER OF SHAREHOLDER'S RIGHTS

         The Shareholder waives the rights attached to the Shares

         (a) to vote the Shares on a resolution to cancel any of the Shares,

         (b)      to receive dividends, and

         (c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.


5.                ABSTENTION FROM VOTING AS A DIRECTOR

                  A Shareholder that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Shares.


6.                TRANSFER WITHIN ESCROW

         (a) The Shareholder shall not transfer any of the Shares except in accordance with Local Policy Statement 3-07 and with the consent of the Superintendent or the Exchange.

         (b) The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received

                  (i) a copy of an Acknowledgement executed by the person to whom the Shares are to be transferred, and

                  (ii) a letter from the Superintendent or the Exchange consenting to the transfer.

         (c) Upon the death or bankruptcy of a Shareholder, the Escrow Agent shall hold the Shares subject to this agreement for the person that is legally entitled to become the registered owner of the Shares.

         (d) In the event the Shareholder ceases to be a principal or a promoter of the Issuer, he shall be entitled to retain all of the Shares and shall not be obligated to sell, transfer or otherwise assign the Shares to anyone.


7.                RELEASE FROM ESCROW

         (a) The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection (2) or surrendered for cancellation pursuant to section 8.

         (b) The Escrow Agent shall not release the Shares from escrow unless the Escrow Agent has received a letter from the Superintendent or the Exchange consenting to the release.

         (c) The approval of the Superintendent or the Exchange to a release from escrow of any of the Shares shall terminate this agreement only in respect of the Shares so released.


8.                SURRENDER FOR CANCELLATION

                  The Shareholder shall surrender the Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Shares to the Issuer

         (a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange,

         (b) where the Issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years,

         (c) any shares not released from the escrow hereby created before the expiration of five years from the date the Exchange accepts this agreement for filing shall be surrendered by the shareholder for cancellation forthwith and the Company and the Escrow Agent hereby agree to take all such actions as may be necessary to expeditiously effect such cancellation,

         (d)      where required by section 6(4).


9.                AMENDMENT OF AGREEMENT

         (a) Subject to subsection (2), this agreement may be amended only by a written agreement among the Parties and with the written consent of the Superintendent or the Exchange.

         (b)      Schedule "C" to this agreement shall be amended upon

                  (i)      a transfer of Shares pursuant to section 6,

                  (ii)     a release of Shares from escrow pursuant to section
                           7, or

                  (iii)    a surrender of Shares for cancellation pursuant to
                           section 8,

                  and the Escrow Agent shall note the amendment on the Schedule "C" in its possession.

10.               INDEMNIFICATION OF ESCROW AGENT

                  The Issuer and the Shareholders, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this agreement.


11.               RESIGNATION OF ESCROW AGENT

         (a) If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.

         (b) If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.

         (c) A notice referred to in subsection (1) or (2) shall be in writing and delivered to

                  (i) the Issuer at Suite 1750, 1185 West Georgia Street, Vancouver, British Columbia, V6E 4E6; or

                  (ii) the Escrow Agent at 830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8

                  and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.

         (d) A copy of a notice referred to in subsection (1) or (2) shall concurrently be delivered to the Superintendent or the Exchange.

         (e) The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection (1) or (2) or on such other date as the Escrow Agent and the Issuer may agree upon (the "resignation date").

         (f) The Issuer shall, before the resignation date and with the written consent of the Superintendent or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Shareholders.

12.               FURTHER ASSURANCES

                  The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this agreement.

13.               TIME

                  Time is of the essence of this agreement.


14.               GOVERNING LAWS

                  This agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.


15.               COUNTERPARTS

                  This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

16.               LANGUAGE

                  Wherever a singular expression is used in this agreement, that expression is deemed to include the plural or the body corporate where required by the context.

17.               ENUREMENT

                  This agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.


                  The Parties have executed and delivered this agreement as of the date of reference of this agreement.


THE COMMON SEAL of MONTREAL             )
TRUST COMPANY OF CANADA was             )
hereto affixed in the presence of:      )
                                        )
                                        )               c/s
                                        )
/s/illegible                            )
____________________________________    )
Authorized Signatory                    )
                                        )
/s/L. Buchley                           )
____________________________________    )
Authorized Signatory                    )
                                        )

THE COMMON SEAL of MINCO                )
MINING AND METALS                       )
CORPORATION was hereto affixed in the   )
presence of:                            )
                                        )               c/s
                                        )
/s/PETER P. TSAPARAS                    )
____________________________________    )
Authorized Signatory                    )
                                        )
/s/COLIN MCALEENAN                      )
____________________________________    )
Authorized Signatory                    )
                                        )


SIGNED, SEALED and DELIVERED by         )
PETER P. TSAPARAS in the presence of:   )
                                        )
                                        )
NAOMI ROCHUS                            )         /s/PETER P. TSAPARAS
____________________________________    )         ______________________________
Name                                    )         PETER P. TSAPARAS
                                        )
316-125 W. 19TH ST. N. VcR. BC          )
____________________________________    )
Address                                 )
                                        )
BUSINESS WOMAN                          )
____________________________________    )
Occupation                              )
                                        )

SIGNED, SEALED and DELIVERED by         )
HANS WICK in the presence of:           )
                                        )
                                        )
MANUEL BEER                             )         /s/HANS WICK
____________________________________    )         ______________________________
Name                                    )         HANS WICK
                                        )
8032 ZURICH, SWITZERLAND                )
____________________________________    )
Address                                 )
                                        )
RETIRED                                 )
____________________________________    )
Occupation                              )
                                        )

SIGNED, SEALED and DELIVERED by         )
FOTIOS KANDIANIS in the                 )
presence of:                            )
                                        )
                                        )
/s/A. ANGELIDIS                         )         /s/FOTIOS KANDIANIS
____________________________________    )         ______________________________
Name                                    )         FOTIOS KANDIANIS
                                        )
8 PLIADON ST ATHENS 17561 GREECE        )
____________________________________    )
Address                                 )
                                        )
ENGINEER                                )
____________________________________    )
Occupation                              )
                                        )


SIGNED, SEALED and DELIVERED by
PETROS S.E. TSAPARAS in the
presence of:
                                        )
                                        )
/s/COLIN MCALEENAN                      )         /s/PETROS S.E. TSAPARAS
____________________________________    )         ______________________________
Name                                    )         PETROS S.E. TSAPARAS
                                        )
2596 HARRIER DR. COQUITLAM B.C.         )
____________________________________    )
Address                                 )
                                        )
GEOLOGIST                               )
____________________________________    )
Occupation                              )
                                        )


SIGNED, SEALED and DELIVERED by
COLIN McALEENAN in the
presence of:
                                        )
                                        )
/s/PETROS TSAPARAS                      )         /s/COLIN McALEENAN
____________________________________    )         ______________________________
Name                                    )         COLIN McALEENAN
                                        )
4112 PUGET DR. VANCOUVER, B.C.          )
____________________________________    )
Address                                 )
                                        )
ENGINEER                                )
____________________________________    )
Occupation                              )
                                        )

                        SCHEDULE "A" TO ESCROW AGREEMENT

                    ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND


To:      Superintendent of Brokers             or      Vancouver Stock Exchange
         #1100 - 865 Hornby Street                     609 Granville Street
         Vancouver, B. C.                              Vancouver, B. C.
         V6Z 2H4                                       V7Y 1H1

         (if the shares are not                        (if the shares are listed
         listed on the Vancouver                       on the Vancouver Stock
         Stock Exchange)                               Exchange)


I acknowledge that

(a) I have entered into an agreement with ____________________, under which ___________ shares of MINCO MINING AND METALS CORPORATION (the "Shares") will be transferred to me upon receipt of regulatory approval, and

(b) the Shares are held in escrow subject to an escrow agreement dated for reference _______, 19_ (the "Escrow Agreement"), a copy of which is attached as Schedule "A" to this acknowledgement.

In consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is acknowledged) I agree, effective upon receipt of regulatory approval of the transfer to me of the Shares, to be bound by the Escrow Agreement in respect of the Shares as if I were an original signatory to the Escrow Agreement.

Dated at ___________________, on ____________________, 19____



SIGNED, SEALED and DELIVERED by         )
*TRANSFEREE in the presence of:         )
                                        )
                                        )
_____________________________________   )
Name                                    )               ________________________
                                        )               * transferee
                                        )
                                        )
_____________________________________   )
Address                                 )
                                        )
                                        )
_____________________________________   )
Occupation                              )

                        SCHEDULE "B" TO ESCROW AGREEMENT
                        --------------------------------

[LOGO]
Province of
British Columbia              BRITISH COLUMBIA SECURITIES COMMISSION

OFFICE OF THE
CHAIRMAN
-------------------------------------------------------------------------------

                          LOCAL POLICY STATEMENT 3-07

                  POLICY GUIDELINES RESPECTING TRADING SHARES,
                   PERFORMANCE SHARES AND OTHER CONSIDERATION
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

PART    TITLE                                                           PAGE
----    -----                                                           ----

1.      IMPLEMENTATION                                                    1

2.      APPLICATION                                                       1

        2.1  Pre-prospectus
        2.2  Reactivations and reorganizations

3.      TRANSITION                                                        2

        3.1  Agreements made under former policy statement
        3.2  Option of conforming with new policy statement

4.      DEFINITIONS                                                       2

        4.1  Defined terms
        4.2  Terms defined in legislation

5.      GENERAL MATTERS                                                   5

        5.1  Review of opinions and reports
        5.2  Requirement for valuation opinion
        5.3  Out of pocket costs
        5.4  Confirmation of fair value

6.      ISSUANCE OF TRADING SHARES                                        6

        6.1  Minimum price and maximum aggregate value
        6.2  Interest in operating subsidiary
        6.3  Value assigned to non-cash assets
        6.4  Purchase of interest in mineral property
        6.5  Accumulated deficit related to issuer's stated business
        6.6  Exclusion of amounts by Superintendent

PART    TITLE                                                           PAGE
----    -----                                                           ----

 7.     ISSUANCE OF PERFORMANCE SHARES                                    8

        7.1  Issuance to principals
        7.2  Natural resource issuer
        7.3  Industrial issuer
        7.4  Escrow requirement
        7.5  Escrow agreement
        7.6  Limitations on rights of holders of performance shares
        7.7  Rights on ceasing to be a principal
        7.8  Undertaking of holding company

 8.     TRANSFER OF PERFORMANCE SHARES WITHIN ESCROW                     10

        8.1  Permitted transferees
        8.2  Request for consent to transfer
        8.3  Documents to be filed with request for
              consent to transfer
        8.4  Letter of consent or objection
        8.5 No transfer during period between prospectus receipt and listing

 9.     RELEASE OF PERFORMANCE SHARES FROM ESCROW                        11

        9.1  Release of shares of natural resource issuer
        9.2  Reduction in release for natural resource issuer
        9.3  Release of shares of industrial issuer
        9.4  Adjustment of release calculation
        9.5  Requirements for release
        9.6  Annual release based on annual audited
              financial statements
        9.7  Request for consent to release
        9.8  Documents to be filed with request for
              consent to release
        9.9  Letter of consent or objection
        9.10 Request by holder of performance shares for consent to release

10.     SURRENDER OF PERFORMANCE SHARES FOR CANCELLATION                 14

PART    TITLE                                                           PAGE
----    -----                                                           ----

11.     OTHER CONSIDERATION                                              14

        11.1  Natural resource issuer
        11.2  Industrial issuer

Appendix A      Escrow Agreement

Appendix B      Examples of earn-out prices for performance
                 shares issued by an industrial issuer

Appendix C      Undertaking Required from Non-Reporting or
                 Closely Held Company

LPS 3-07


PART 1  IMPLEMENTATION

1.1 The following local policy statements are hereby rescinded and this local policy statement substituted therefor, effective March 1, 1990:

        (a) Local Policy Statement 3-07, dated February 6, 1987 (the "Former Policy Statement"), and

        (b) Local Policy Statements 3-08, 3-09 and 3-10, each dated February 1, 1987.


PART 2  APPLICATION

2.1 Pre-prospectus--This local policy statement sets out guidelines for issuance of shares and payment of consideration for assets by an issuer intending to do an initial public offering and obtain a listing on the Vancouver Stock Exchange. This local policy statement addresses


        (a) the issuance of trading shares, which are common shares issued as consideration for cash or assets contributed to the issuer and, in certain cases, expenses incurred to advance the business of the issuer,

        (b) the issuance of and escrow restrictions imposed on performance shares, which are common shares issued to directors, officers, promoters and other principals of the issuer to provide them with both a reasonable assurance of control during the formative stages of the issuer's development and an incentive to support the issuer, and

        (c) the payment of other consideration by the issuer for assets or services.

2.2 Reactivations and reorganizations--This local policy statement applies, with the necessary changes, to

        (a) the reactivation of an issuer by way of a prospectus, carried out in accordance with Local Policy Statement 3-35 and the policies of the Vancouver Stock Exchange, and




                                                             December 21, 1989

                                                                     LPS 3-07

        (b) a major reorganization of an issuer, including a reverse take over, carried out in accordance with the policies of the British Columbia Securities Commission and the Vancouver Stock Exchange.


PART 3  TRANSITION

3.1 Agreements made under former policy statement--Subject to section 3.2, shares issued in accordance with the Former Policy Statement will continue to be governed by any agreements made in accordance with the Former Policy Statement. Such shares, however, will be subject to the transfer restrictions and procedures set out in Part 8 and the release criteria and procedures set out in sections 9.5 through 9.10 of this local policy statement.

3.2 Option of conforming with new policy statement--An issuer that has issued shares in accordance with the Former Policy Statement may reorganize its capital to fully conform with this local policy statement. Before doing so, the issuer must obtain the approval of its shareholders and the written consent of the Superintendent of Brokers, if the issuer's shares are not listed on the Vancouver Stock Exchange, or the Vancouver Stock Exchange, if the issuer's shares are listed on that exchange. Both the approval and consent must be obtained by March 1, 1991.


PART 4  DEFINITIONS

4.1     Defined terms--In this local policy statement:

        "Act" means the Securities Act, S.B.C. 1985, c. 83;

        "arm's length transaction" means a transaction other than a non-arm's length transaction;

        "cash flow" means net income or loss before tax, adjusted to add back the following expenses:

        (a)  depreciation,
        (b) amortization of goodwill and deferred research and development costs, excluding general and administrative costs,

LPS 3-07

(c) expensed research and development costs, excluding general and administrative costs, and
(d)  any other amounts permitted or required by the Superintendent:

"cumulative cash flow" means, at any time, the aggregate cash flow of an issuer up to that time from a date no earlier than the issuer's financial year end immediately preceding the date of its IPO, net of any negative cash flow;

"earn-out factor" means the number obtained by squaring the performance share percentage, expressed as a decimal, and multiplying by four;

"earn-out price" means the IPO price multiplied by the earn-out factor;

"escrow agreement" means an agreement in the form attached as Appendix A to this local policy statement;

"Exchange" means the Vancouver Stock Exchange;

"industrial issuer" means an issuer other than a natural resource issuer;

"IPO" means the initial public offering of common shares of an issuer under a prospectus which has been filed with, and for which a receipt has been obtained from, the Superintendent under section 42 of the Act;

"IPO price" means the price per share paid by the public on an issuer's IPO;

"non-arm's length transaction" means a transaction between the issuer and a person that, at any time from the date of the transaction until the date of completion of the issuer's IPO, is

(a)  an insider, associate, affiliate or principal of the issuer,

(b)  a person that

        (i) has a control person, insider or promoter that is a control person, insider or promoter of the issuer; or

                                                                      LPS-3-07

        (ii) has a control person, insider or promoter that is an associate or affiliate of a control person, insider or promoter of the issuer except where the person's insiders that are described in paragraphs (i) and (ii) hold in total less than 10% of the voting securities of the person, or

(c) determined by the Superintendent not to be at arm's length to the issuer;

"performance shares" means common shares of an issuer issued in accordance with
Part 7 of this local policy statement, so long as they are held in escrow in accordance with this local policy statement;

"performance share percentage" means the percentage, determined on the date the issuer's shares are listed, posted and called for trading on the Exchange, that the issued performance shares of the issuer are of the total issued and outstanding voting securities of the issuer;

"principal" means, in relation to an issuer,

(a)     a promoter of the issuer,

(b)     a director of the issuer or of an operating subsidiary of the issuer,

(c) a full time management employee of the issuer, or of an operating subsidiary of the issuer, whose direct or indirect employment is with the issuer or the subsidiary,

(d) a person who has provided key services or contributed a fundamental asset to the issuer and has elected to be treated as a principal, or

(e) a company all the voting securities of which are owned by one or more of the persons referred to in subsections (a) through (d);

"Regulation" means the Securities Regulation, B.C. Reg. 270/86;

LPS 3-07

        "Superintendent or the Exchange" means the Superintendent, if the issuer's shares are not listed on the Exchange, and the Exchange, if the issuer's shares are listed on the Exchange;

        "trading shares" means shares of the class of common shares issued on an issuer's IPO, excluding performance shares issued in accordance with
        Part 7 of this local policy statement;

        "valuation opinion" means, in respect of

        (a) a natural resource issuer, a written opinion prepared by a qualified expert as to the fair market value of a resource property, determined either through the computation of present value or some other recognized method of valuation acceptable to the Superintendent, and

        (b) an industrial issuer, a written opinion prepared in accordance with generally applied valuation approaches by a Chartered Business Valuator, or another expert acceptable to the Superintendent, as to the highest price available for the issuer's business, assets or shares in an open and unrestricted market between informed, prudent parties, acting at arm's length and under no compulsion to act, expressed in terms of money or money's worth.

4.2 TERMS DEFINED IN LEGISLATION - Subject to section 4.1, terms defined in the Act, the Regulation and the Interpretation Act, R.S.B.C. 1979, c. 206 and used in this local policy statement have the same meaning as in the Act, the Regulation and the Interpretation Act.

PART 5  GENERAL MATTERS

5.1 REVIEW OF OPINIONS AND REPORTS - The Superintendent may, with the agreement of an issuer, seek the opinion of an engineer, appraiser, business valuator, accountant or other expert to determine the acceptability of a valuation opinion or other report filed pursuant to this local policy statement and, in such circumstances, the issuer will be liable for the fees charged by such person in connection with providing the opinion.

                                                                       LPS 3-07

5.2 REQUIREMENT FOR VALUATION OPINION - The Superintendent may, at the time of reviewing an issuer's prospectus for its IPO, require a valuation opinion in support of the value attributed to any non-cash assets.

5.3 OUT OF POCKET COSTS - Where this local policy statement provides that the value of trading shares issued or other consideration paid to a person by an issuer for a non-cash asset must be calculated on the basis of the out of pocket costs incurred by the person in respect of the non-cash asset, those out of pocket costs must

     (a)  be reasonable,

     (b) have contributed or be reasonably expected to contribute to the future operations of the issuer,

     (c)  be supported by an audited statement of costs, and

     (d) in respect of a resource property, be restricted to acquisition costs and such other costs as are necessary to secure a preliminary evaluation of the resource property and to lead to the identification of exploration targets.

5.4 CONFIRMATION OF FAIR VALUE - The onus will be on an issuer, if questioned, to satisfy the Superintendent that fair value was received for costs or expenditures associated with a non-arm's length transaction.

PART 6  ISSUANCE OF TRADING SHARES

6.1 MINIMUM PRICE AND MAXIMUM AGGREGATE VALUE - Although in most cases trading shares will be paid for in cash, trading shares may be issued for consideration other than cash. Subject to sections 6.2 through 6.6, an issuer may issue trading shares at a minimum price of $.25 per share up to an aggregate value equal to:

     (a)  the amount of cash paid in as share capital; plus

     (b) the fair market value of any non-cash assets contributed as share capital; plus

     (c)  the issuer's retained earnings, if any; less

     (d) where the issuer has an accumulated deficit, that portion of the accumulated deficit that does not directly relate to the issuer's stated business purpose at the time of its IPO.

LPS 3-07
                                      -7-


        6.2 INTEREST IN OPERATING SUBSIDIARY -- Where an issuer has an operating subsidiary, or is proposing to issue trading shares in order to acquire an operating subsidiary, and the value of that operating subsidiary is not supported by a current valuation opinion, the principles of this Part will apply to the operating subsidiary for the purpose of determining the number of trading shares that may be issued by the issuer in respect of its interest in the operating subsidiary.

        6.3 VALUE ASSIGNED TO NON-CASH ASSETS -- For the purpose of section 6.1(b), where non-cash assets are contributed to an issuer by a person in a non-arm's length transaction, the fair market value attributed to the non-cash assets must be either

                        (a)  supported by a valuation opinion, or

                        (b) limited to an amount equal to the out of pocket costs incurred by the person in respect of the non-cash assets, determined in accordance with section 5.3.

        6.4 PURCHASE OF INTEREST IN MINERAL PROPERTY -- A natural resource issuer that, in an arm's length transaction, agrees to issue trading shares as consideration for a mineral property or an option on a mineral property, the value of which is not supported by a current valuation opinion, will generally be required to meet the following conditions:

                (a) The consideration must consist of not more than 200,000 trading shares issuable in no fewer than four blocks, each block consisting of not more than 50,000 trading shares.

                (b) One block of shares may be issued prior to the date the issuer's shares are listed, posted and called for trading on the Exchange.

                (c) The remaining blocks of shares may be issued in stages upon the filing with the Exchange of engineering reports, acceptable to the Exchange, recommending further work on the mineral property.

        6.5     ACCUMULATED DEFICIT RELATED TO ISSUER'S STATED BUSINESS
                PURPOSE -- For the purpose of section 6.1(d), that portion of the issuer's accumulated deficit that directly relates to the issuer's stated business purpose at the time of its IPO includes

                                                        LPS 3-07
                                      -8-


                (a) for a natural resource issuer, expenses incurred

                        (i) in exploring and developing the resource
                            properties upon which the issuer's IPO
                            proceeds are to be spent, and

                       (ii) in exploring and developing other resource
                            properties, provided that these expenses do not exceed the expenses referred to in paragraph
                            (i), and

                (b) for an industrial issuer, expenses incurred in respect of the project or business to be financed by the issuer's IPO proceeds.

        6.6 EXCLUSION OF AMOUNTS BY SUPERINTENDENT -- The Superintendent may require that an amount be excluded from the determination of the number of trading shares that may be issued under this Part if in the circumstances he considers that to include any such amount would be inappropriate or unconscionable. For example, the Superintendent would question the appropriateness of issuing trading shares for non-cash assets unrelated to the issuer's stated business purpose at the time of its IPO or for excessive administrative expenses.


PART 7  ISSUANCE OF PERFORMANCE SHARES

        7.1 ISSUANCE TO PRINCIPALS -- Performance shares may be issued for cash to the principals of an issuer

                (a) to provide the principals with a measure of control to facilitate the development of the issuer in an orderly fashion,

                (b) to provide an incentive for the principals to diligently support the affairs of the issuer, and

                (c) to provide an incentive for the principals to contribute management services or fundamental assets to the issuer.

        7.2 NATURAL RESOURCE ISSUER -- A natural resource issuer may issue to its principals up to a total of 750,000 performance shares, at a minimum price of $.01 per share.

        7.3 INDUSTRIAL ISSUER -- An industrial issuer may issue performance shares to its principals, at a minimum price of $.01 per share, provided that the resulting performance share percentage does not exceed 65%.

LPS 3-07
                                      -9-


        7.4 ESCROW REQUIREMENT -- Performance shares are required to be escrowed. It should be noted that the higher the performance share percentage, the more difficult it becomes to obtain a release of the performance shares from escrow. The table attached as Appendix B to this local policy statement provides some examples of the operation of the release provisions for industrial issuers set out in Part 9 of this local policy statement.

        7.5 ESCROW AGREEMENT -- Prior to or at the time of acquiring performance shares, principals must execute an escrow agreement. The certificates representing the performance shares must be registered in the names of the holders of the shares and deposited with the escrow agent in accordance with the terms of the escrow agreement. Only a trust company carrying on business in British Columbia or a company approved by the Superintendent may act as an escrow agent.

        7.6 LIMITATIONS ON RIGHTS OF HOLDERS OF PERFORMANCE SHARES -- The escrow agreement requires that the parties to it set out in the agreement any rights or obligations of a person who ceases to be a principal, dies or becomes bankrupt to retain, transfer or surrender to the issuer for cancellation any performance shares then held by the person.

        7.7 RIGHTS ON CEASING TO BE A PRINCIPAL -- The escrow agreement requires that the parties to it set out in the agreement any rights or obligations of a person who ceases to be a principal, dies or becomes bankrupt to retain, transfer or surrender to the issuer for cancellation any performance shares then held by the person.

        7.8 UNDERTAKING OF HOLDING COMPANY -- Where performance shares are to be issued to a non-reporting or closely held company, wherever situate, rather than to an individual, the company must, prior to or at the time of acquiring the performance shares, execute an undertaking in the form attached as Appendix C to this local policy statement. In the undertaking, the company agrees not to effect or permit any transfer of ownership of shares of the company nor to issue further shares of any class in the company without the consent of the Superintendent or the Exchange, so long as the company continues to hold any of the issuer's performance shares. An application for consent should be made in the same manner as an application for consent to a transfer of performance shares pursuant to Part 8 of this local policy statement.

                                      -10-                             LPS 3-07

PART 8  TRANSFER OF PERFORMANCE SHARES WITHIN ESCROW

8.1  Permitted transferees - Performance shares may be transferred only to

     (a)  other principals, including incoming principals,

     (b)  the issuer of the performance shares, or

     (c)  an offeror under a formal bid (as defined in section 74 of the Act).

8.2 Request for consent to transfer - In order to transfer performance shares, the holder of performance shares must deliver to the Superintendent or the Exchange a written request for consent to the transfer. The request for consent to the transfer must include:

     (a) the name of the escrow agent and the reference date of the escrow agreement,

     (b)  an explanation of the reason for the transfer,

     (c) a description of the consideration to be paid for the performance shares,

     (d) where the performance shares are to be transferred to a principal, confirmation that the transferee is a principal or will become a principal on or before the date of the proposed transfer, and

     (e) a description of the exemptions in the Act or the Regulation, if any, being relied upon to make the transfer.

8.3 Documents to be filed with request for consent to transfer - The request for consent to the transfer must be accompanied by:

     (a)  a copy of the transfer agreement,

     (b) an acknowledgement and agreement to be bound in the form attached as Schedule A to the escrow agreement, executed by the transferee,

     (c) where the performance shares are to be transferred to a non-reporting or closely held company, wherever situate, rather than to an individual, an undertaking by the company in the form attached as Appendix C to this local policy statement,

LPS 3-07                              -11-

     (d) where applicable, evidence that the proposed change of control has been approved by the shareholders of the issuer, and

     (e)  the appropriate application fee.

8.4 Letter of consent or objection - Upon receiving a request for consent to a transfer and accompanying documents that comply with sections 8.2 and 8.3, the Superintendent or the Exchange will issue to the applicant a letter that either consents or objects to the transfer. A letter consenting to the transfer will be copied to the escrow agent.

8.5 No transfer during period between prospectus receipt and listing - The Superintendent will generally refuse to consent to a transfer of performance shares during the period between the date of the receipt for the issuer's prospectus for its IPO and the date the issuer's securities are listed, posted and called for trading on the Exchange.


PART 9  RELEASE OF PERFORMANCE SHARES FROM ESCROW

9.1 Release of shares of natural resource issuer - Holders of performance shares of a natural resource issuer will be entitled to the pro-rata release of those performance shares on the basis of 15% of the original number of performance shares for every $100,000 expended on exploration and development of a resource property by

     (a)  the issuer, or

     (b) a person other than the issuer in order to earn an interest in the resource property, but only in respect of that proportion of the expenditure equal to the issuer's remaining proportionate interest in the resource property after the person's interest has been earned, provided that

     (c) no more than 50% of the original number of performance shares may be released in any 12 month period, and

     (d) no expenditure on exploration and development made prior to the date of the receipt for the issuer's prospectus for its IPO may be included.

                                                December 21, 1989

                                      -12-                              LPS 3-07

9.2 Reduction in release for natural resource issuer - Where administrative expenses exceed 33% of total expenditures during the period on which the calculation in section 9.1 is based,

     (a)  the pro-rata release factor of 15% will be reduced to 7.5%, and

     (b) the percentage of the original number of performance shares available for release in any 12 month period will be reduced to 25%.

9.3 Release of shares of industrial issuer - Holders of performance shares of an industrial issuer will be entitled to the pro-rata release of a number of performance shares equal to the amount of cumulative cash low, not previously applied towards release, divided by the earn-out price.

9.4 Adjustment of release calculation - On a consolidation, subdivision, amalgamation or reclassification of the issuer's shares, the release calculation must be adjusted so that the proportion of the outstanding performance shares available for release is unaffected by the consolidation, subdivision, amalgamation or reclassification.

9.5 Requirements for release - No performance shares may be released from escrow unless, at the time of the application for release,

     (a) the issuer is meeting its current obligations in the ordinary course of business as they generally become due, as evidenced by a statutory declaration of the president or chief financial officer of the issuer,

     (b) the issuer's shares are listed, posted and called for trading on all stock exchanges having jurisdiction over it, as evidenced by letters from those stock exchanges,

     (c) the issuer is not in default of any requirement of the Act or the Regulation, as evidenced by a certificate issued by the Commission, and

LPS 3-07                              -13-

     (d) the issuer is in good standing with respect to its filing of returns with the Registrar of Companies under the Company Act or, if the issuer is incorporated, organized or continued in a jurisdiction other than British Columbia, with the registrar of companies or similar authority in that jurisdiction, as evidenced by a certificate issued by the Registrar of Companies or by that similar authority.

9.6 Annual release based on annual audited financial statements - Performance shares may be released only once during an issuer's financial year. The release calculation must be based on the issuer's annual audited financial statements for the year or years during which the release requirements were met in respect of the performance shares to be released.

9.7 Request for consent to release - In order to obtain a release of performance shares, the issuer must deliver to the Superintendent or the Exchange a written request for consent to the release. The request for consent to the release must include the name of the escrow agent and the reference date of the escrow agreement.

9.8 Documents to be filed with request for consent to release - The request for consent to the release must be accompanied by:

     (a)  written evidence of compliance with the requirements of section 9.5,

     (b) annual audited financial statements of the issuer for the financial year or years during which the release requirements were met in respect of the performance shares to be released,

     (c) where expenditures on a resource property were made by a person other than the issuer, an audited statement of costs,

     (d) a calculation, prepared by the issuer's auditor, of the number of performance shares to be released, and

     (e)  the appropriate application fee.

                                      -14-                             LPS 3-07

9.9 Letter of consent or objection - Upon receiving a request for consent to a release and accompanying documents that comply with sections 9.7 and 9.8, the Superintendent or the Exchange will issue to the issuer a letter that either consents or objects to the release. A letter consenting to the release will be copied to the escrow agent.

9.10 Request by holder of performance shares for consent to release - A holder of performance shares may apply to the Superintendent or the Exchange for release where the issuer is unable or unwilling to do so. If the president or chief financial officer of the issuer refuses to provide the statutory declaration referred to in section 9.5(a), the Superintendent or the Exchange may waive that requirement.

PART 10  SURRENDER OF PERFORMANCE SHARES FOR CANCELLATION

10.1 Performance shares must be surrendered to the issuer for cancellation

     (a) at the time of a major reorganization of the issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange,

     (b) where the issuer's shares have been subject to a cease trade order issued under the Act for a period of 2 consecutive years, or

     (c) 10 years from the later of the date of issue of the performance shares and the date of the receipt for the issuer's prospectus for its IPO.

PART 11  OTHER CONSIDERATION

11.1 Natural resource issuer - Where a natural resource issuer proposes to acquire from a person a resource property or an option on a resource property, the value of which is not supported by a valuation opinion, the following principles apply:

     (a) In an arm's length transaction, the issuer may pay the person cash consideration.

LPS 3-07                              -15-

     (b) In an arm's length transaction, the issuer may agree to pay the person additional consideration at such time as the resource property commences commercial production. Such additional consideration may, depending on the circumstances, consist of cash consideration, reasonable payments from net profits, securities, or any combination of these.

     (c) In a non-arm's length transaction, the issues may pay the person cash consideration up to the amount of the out of pocket costs incurred by the person in respect of the resource property, determined in accordance with section 5.3.

     (d) In a non-arm's length transaction, the issuer may agree to pay the person additional consideration at such time as the resource property commences commercial production, where the person has carried out extensive exploration with results that indicate that the resource property appears to have substantial merit. The extent of the person's effort, skill and risk in developing the resource property will be taken into account by the Superintendent in determining whether additional consideration is justified. Such additional consideration may, depending on the circumstances, consist of cash consideration, reasonable payments from net profits, securities, or any combination of these. A 15% net profits interest would normally be considered reasonable.

11.2 Industrial issuer - Where an industrial issuer proposes to acquire from a person non-cash assets, the value of which are not supported by a valuation opinion, the following principles apply:

     (a) In an arm's length transaction, the issuer may pay the person cash consideration, a royalty or a combination of these.

     (b) In a non-arm's length transaction, the issuer may pay the person cash consideration up to the amount of the out of pocket costs incurred by the person in respect of the non-cash assets, determined in accordance with section 5.3.

DATED at Vancouver, British Columbia, this 21st day of December 1989.


                                              /s/ DOUGLAS M. HYNDMAN

                                              Douglas M. Hyndman
                                              Chairman

                                                                       LPS 3-07

                   APPENDIX A TO LOCAL POLICY STATEMENT 3-07

                                ESCROW AGREEMENT

        THIS AGREEMENT is dated for reference ________________, 19___ and made

AMONG:

      (the "Escrow Agent");

AND:

      (the "Issuer");

AND: EACH SHAREHOLDER, as defined in this Agreement

(collectively, the "Parties").

WHEREAS the Shareholder has acquired or is about to acquire shares of the Issuer;

AND WHEREAS the Escrow Agent has agreed to act as escrow agent in respect of the shares upon the acquisition of the shares by the Shareholder;

NOW THEREFORE in consideration of the covenants contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

1.  INTERPRETATION

In this agreement:

(a) "ACKNOWLEDGEMENT" means the acknowledgement and agreement to be bound in the form attached as Schedule A to this agreement;

(b) "ACT" means the Securities Act, S.B.C. 1985, c. 83;

(c) "EXCHANGE" means the Vancouver Stock Exchange;

LPS 3-07

(d) "IPO" means the initial public offering of common shares of the Issuer under a prospectus which has been filed with, and for which a receipt has been obtained from, the Superintendent under section 42 of the Act;

(e) "LOCAL POLICY STATEMENT 3-07" means the Local Policy Statement 3-07 in effect as of the date of reference of this agreement and attached as Schedule B to this agreement;

(f) "SHAREHOLDER" means a holder of shares of the Issuer who executes this agreement or an Acknowledgement;

(g) "SHARES" means the shares of the Shareholder described in Schedule C to this agreement, as amended from time to time in accordance with section 9;

(h) "SUPERINTENDENT" means the Superintendent of Brokers appointed under the Act; and

(i) "SUPERINTENDENT OR THE EXCHANGE" means the Superintendent, if the shares of the Issuer are not listed on the Exchange, or the Exchange, if the shares of the Issuer are listed on the Exchange.

2.  PLACEMENT OF SHARES IN ESCROW

The Shareholder places the Shares in escrow with the Escrow Agent and shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.

3.  VOTING OF SHARES IN ESCROW

Except as provided by section 4(a), the Shareholder may exercise all voting rights attached to the Shares.

4.  WAIVER OF SHAREHOLDER'S RIGHTS

The Shareholder waives the rights attached to the Shares

(a) to vote the Shares on a resolution to cancel any of the Shares,

(b) to receive dividends, and

                                                        December 21, 1989

                                                                      LPS 3-07

(c) to participate in the assets and property of the Issuer on a winding up or dissolution of the Issuer.

5.  ABSTENTION FROM VOTING AS A DIRECTOR

A Shareholder that is or becomes a director of the Issuer shall abstain from voting on a directors' resolution to cancel any of the Shares.

6.  TRANSFER WITHIN ESCROW

(1) The Shareholder shall not transfer any of the Shares except in accordance with Local Policy Statement 3-07 and with the consent of the Superintendent or the Exchange.

(2) The Escrow Agent shall not effect a transfer of the Shares within escrow unless the Escrow Agent has received

    (a) a copy of an Acknowledgement executed by the person to whom the Shares are to be transferred, and

    (b) a letter from the Superintendent or the Exchange consenting to the transfer.

(3) Upon the death or bankruptcy of a Shareholder, the Escrow Agent shall hold the Shares subject to this agreement for the person that is legally entitled to become the registered owner of the Shares.

(4) [SET OUT IN THIS SUBSECTION THE RIGHTS AND OBLIGATIONS OF A SHAREHOLDER WHO CEASES TO BE A PRINCIPAL, AS THAT TERM IS DEFINED IN LOCAL POLICY STATEMENT 3-07, DIES, OR BECOMES BANKRUPT, TO RETAIN, TRANSFER OR SURRENDER TO THE ISSUER FOR CANCELLATION ANY SHARES HELD BY THE SHAREHOLDER.]

7.  RELEASE FROM ESCROW

(1) The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection (2) or surrendered for cancellation pursuant to section 8.

                                                            December 21, 1989

(2) The Escrow Agent shall not release the Shares from escrow unless the Escrow Agent has received a letter from the Superintendent or the Exchange consenting to the release.

(3) The approval of the Superintendent or the Exchange to a release from escrow of any of the Shares shall terminate this agreement only in respect of the Shares so released.


8.      SURRENDER FOR CANCELLATION

The Shareholder shall surrender the Shares for cancellation and the Escrow Agent shall deliver the certificates representing the Shares to the Issuer

        (a) at the time of a major reorganization of the Issuer, if required as a condition of the consent to the reorganization by the Superintendent or the Exchange,

        (b) where the Issuer's shares have been subject to a cease trade order-issued under the Act for a period of 2 consecutive years,

        (c) 10 years from the later of the date of issue of the Shares and the date of the receipt for the Issuer's prospectus on its IPO, or

        (d)     where required by section 6(4).


9.      AMENDMENT OF AGREEMENT

(1) Subject to subsection (2), this agreement may be amended only by a written agreement among the Parties and with the written consent of the Superintendent or the Exchange.

(2)     Schedule C to this agreement shall be amended upon

        (a)     a transfer of Shares pursuant to section 6,

        (b)     a release of Shares from escrow pursuant to section 7, or

        (c)     a surrender of Shares for cancellation pursuant to section 8,

and the Escrow Agent shall note the amendment on the Schedule C in its possession.


10.     INDEMNIFICATION OF ESCROW AGENT

The Issuer and the Shareholders, jointly and severally, release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent's compliance in good faith with this agreement.


11.     RESIGNATION OF ESCROW AGENT

(1) If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.

(2) If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.

(3) A notice referred to in subsection (1) or (2) shall be in writing and delivered to

        (a)     the Issuer at _________________________________, or

        (b)     the Escrow Agent at _______________________________

        and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.

(4) A copy of a notice referred to in subsection (1) or shall concurrently be delivered to the Superintendent or the Exchange.

(5) The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this agreement on the date that is 180 days after the date of receipt of the notice referred to in subsection
        (1) or (2) or on such other date as the Escrow Agent and the Issuer may agree upon (the "resignation date").

(6) The Issuer shall, before the resignation date and with the written consent of the Superintendent or the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Shareholders.


12.     FURTHER ASSURANCES

The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this agreement.


13.     TIME

Time is of the essence of this agreement.


14.     GOVERNING LAWS

This agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.


15.     COUNTERPARTS

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.


16.     LANGUAGE

Wherever a singular expression is used in this agreement, that expression is deemed to include the plural or the body corporate where required by the context.


17.     ENUREMENT

This Agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.

                                                                LPS 3-07

The Parties have executed and delivered this agreements as of the date of reference of this agreement.

The Corporate/Common Seal of     )
[Escrow Agent] was affixed       )
in the presence of:              )
                                 )
_______________________________  )                                 c/s
Authorized signatory             )
                                 )
_______________________________  )
Authorized signatory             )



The Corporate/Common Seal of     )
[Issuer] was affixed             )
in the presence of:              )
                                 )
_______________________________  )                                 c/s
Authorized signatory             )
                                 )
_______________________________  )
Authorized signatory             )



Where the Shareholder is an individual:

Signed, sealed and delivered by  )
[Shareholder] in the presence of:)
                                 )
_______________________________  )
Name                             )
                                 )
_______________________________  )
Address                          )     _________________________________
                                 )     [Shareholder]
_______________________________  )
                                 )
                                 )
_______________________________  )
Occupation
                                                      December 21, 1989

LPS 3-07
                                     - 8 -

Where the Shareholder is a company:
The Corporate/Common Seal of     )
[Shareholder] was affixed        )
in the presence of;              )
                                 )
_______________________________  )                                 c/s
Authorized signatory             )
                                 )
_______________________________  )
Authorized signatory             )

                                                December 21, 1987

                                                                        LPS 3-07

                         SCHEDULE A TO ESCROW AGREEMENT

                   ACKNOWLEDGEMENT AND AGREEMENT TO BE BOUND

To: Superintendent of Brokers   or    Vancouver Stock Exchange
    #1100 - 865 Hornby Street         609 Granville Street
    Vancouver, B.C.                   Vancouver, B.C.
    V6Z 2H4                           V7Y 1H1

    (if the shares are not            (if the shares are listed
    listed on the Vancouver           on the Vancouver Stock
    Stock Exchange)                   Exchange)

I acknowledge that

(a) I have entered into an agreement with ______________________________ under which _____________ shares of ________________ (the "Shares")
        will be transferred to me upon receipt of regulatory approval, and

(b) the Shares are held in escrow subject to an escrow agreement dated for reference ______________________, 19__ (the "Escrow Agreement"),
        a copy of which is attached as Schedule A to this acknowledgement.

In consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is acknowledged) I agree, effective upon receipt of regulatory approval of the transfer to me of the Shares, to be bound by the Escrow Agreement in respect of the Shares as if I were an original signatory to the Escrow Agreement.

Dated at __________________________________ on _________________ 19___.

Where the transferee is an individual:

Signed, sealed and delivered by   )
[transferee] in the presence of:  )
                                  )
________________________________  )
Name                              )
                                  )
________________________________  )    __________________________________
Address                           )    [transferee]
                                  )
________________________________  )
                                  )
                                  )
________________________________  )
Occupation


                                                December 21, 1989

LPS 3-07

Where the transferee is a company:
The Corporate/Common Seal of      )
[transferee] was affixed          )
in the presence of:               )
                                  )
________________________________  )                     c/s
Authorized signatory              )
                                  )
________________________________  )
Authorized signatory              )

                                                December 21, 1989

                                                                       LPS 3-07

                         SCHEDULE C TO ESCROW AGREEMENT


--------------------------------------------------------------------------------
NAME OF SHAREHOLDER                              NUMBER OF SHARES HELD IN ESCROW
--------------------------------------------------------------------------------






                                                               DECEMBER 21, 1989

LPS 3-07


                   APPENDIX B TO LOCAL POLICY STATEMENT 3-07

               EXAMPLES OF EARN-OUT PRICES FOR PERFORMANCE SHARES
                         ISSUED BY AN INDUSTRIAL ISSUER
               --------------------------------------------------


                                              EARN-OUT PRICES IN DOLLARS
--------------------------------------------------------------------------------
PERFORMANCE SHARE
PERCENTAGE                               5%        25%        45%        65%
--------------------------------------------------------------------------------
EARN-OUT FACTOR                        .01x       .25x       .81x      1.69x
--------------------------------------------------------------------------------
  I
  P     $0.40                          .004       .10        .324       .676
  O
        $0.60                          .006       .15        .486      1.014
  P
  R     $0.80                          .008       .20        .648      1.352
  I
  C     $1.00                          .010       .25        .810      1.690
  E
--------------------------------------------------------------------------------

The earn-out price represents the amount of cash flow that must be generated to release one performance share from escrow. The following definitions are applicable to the calculation.

Earn-out Price:

        The IPO price multiplied by the earn-out factor.

IPO Price:

        The price per share paid by the public on the issuer's IPO.

Earn-out Factor:

        The number obtained by squaring the performance share percentage, expressed as a decimal, and multiplying the result by four.

Performance Share Percentage:

        The percentage, determined on the date the issuer's shares are listed, posted and called for trading on the Exchange, that the issued performance shares of the issuer are of the total issued and outstanding voting securities of the issuer.


                                                               December 21, 1989

                                                                       LPS 3-07

                   APPENDIX C TO LOCAL POLICY STATEMENT 3-07

                    UNDERTAKING REQUIRED FROM NON-REPORTING
                            OR CLOSELY HELD COMPANY
                    ---------------------------------------


To:     Superintendent of Brokers       or      Vancouver Stock Exchange
        #1100 - 865 Hornby Street               609 Granville Street
        Vancouver, B.C.                         Vancouver, B.C.
        V6Z 2H4                                 V7Y 1H1

        (if the Issuer's shares                 (if the Issuer's shares
        are not listed on the                   are listed on the
        Vancouver Stock Exchange)               Vancouver Stock Exchange)



_____________________________ (the "Company") undertakes, for the duration of the time that the Company is the registered owner of escrowed shares of _____________________________ (the "Issuer"),

(a) to effect or permit transfer of ownership in the shares of the Company, or

(b)     to allot and issue further shares of any class of shares of the Company only upon receipt of the written consent of the Superintendent of Brokers, if the Issuer's shares are not listed on the Vancouver Stock Exchange (the "Exchange"), or the Exchange, if the Issuer's shares are listed on the Exchange.



Dated at ____________________________________ on ________________________ 19___.


The Corporate/Common Seal of            )
[Company] was affixed                   )
in the presence of:                     )
                                        )
_______________________________________ )
Authorized signatory                    )                                c/s
                                        )
_______________________________________ )
Authorized signatory                    )


                                                              December 21, 1989

                        SCHEDULE "C" TO ESCROW AGREEMENT

--------------------------------------------------------------------------------
NAME AND ADDRESS                                                NUMBER OF SHARES
OF SHAREHOLDER                                                   HELD IN ESCROW
--------------------------------------------------------------------------------

PETER P. TSAPARAS                                                   262,500
9289 Gold Hurst Terrace
Burnaby, B.C.
V5A 4P3

HANS WICK                                                            90,000
Apt. 316 - 125 West 19th Street
North Vancouver, B.C.

FOTIOS KANDIANIS                                                     60,000
59 Karaiskaki Street
15341 Agia Paraskevi

PETROS S.E. TSAPARAS                                                 60,000
4112 Puget Drive
Vancouver, B.C.
V6L 2V8

COLIN McALEENAN                                                     90,000
2596 Harrier Drive
Port Coquitlam, B.C.
V3E 2V8                                                            -------

                                                       TOTAL:      562,500

                                                                   =======